Exhibit 99.1

BioTime, Inc.	1301 Harbor Bay Parkway
Alameda, CA 94502
Tel: 510-521-3390
Fax: 510-521-3389
www.biotimeinc.com
www.embryome.com

BIOTIME INC. ANNOUNCES THIRD QUARTER 2008 FINANCIAL RESULTS

-- Reports Growth in Third Quarter Revenue --

ALAMEDA, CA, November 21, 2008 – On November 19, 2008 BioTime, Inc. (OTCBB: BTIM) reported financial results for the quarter ended September 30, 2008.

For the three months ended September 30, 2008, BioTime's total quarterly revenue, including both royalty income and revenue recognition of deferred license fees, increased 85% to $426,931 from $231,159 for the same period last year.

BioTime reported a net loss of $1,077,194, or $0.05 per basic and diluted share, for the three months ended September 30, 2008, compared to a net loss of $213,491, or $0.01 per basic and diluted share, for the three months ended September 30, 2007.

BioTime recognized $341,391 in royalty revenue compared to $183,093 during the three months ended September 30, 2007, an increase of 86%.  The growth in royalties is attributable to the increase in sales of Hextend to both hospitals and the United States Armed Forces.  Hextend is an artificial colloidal solution classified as a plasma volume expander for supporting oncotic pressure as well as providing electrolytes to patients suffering from blood loss in surgery or from trauma.  BioTime recognizes royalty revenues in the quarter in which sales reports are received versus the quarter in which the sales take place.  Therefore, royalty revenue for the three months ended September 30, 2008 includes royalties on sales of Hextend during the three months ended June 30, 2008.

In October 2008, BioTime received royalties in the amount of $212,009 from Hospira, Inc. and $19,887 from CJ based on sales of Hextend during the three months ended September 30, 2008.  This revenue will be reflected in BioTime’s financial statements for the fourth quarter of 2008.  For the same period last year, BioTime received royalties of $230,646 from Hospira and $15,036 from CJ.  Royalties from CJ were included in license fees during prior accounting periods. Hospira is the exclusive distributor of Hextend in the United States. CJ CheilJedang Corp. is the exclusive distributor of Hextend in South Korea.

License revenue increased 47% to $70,850 during the third quarter of 2008 from $48,066 in the same period last year.  Most of this increase consists of license fees received during prior accounting periods from CJ CheilJedang Corp. and Summit Pharmaceuticals International Corporation, and are reflected as deferred revenue on BioTime’s balance sheet.  BioTime amortizes those license fees and recognizes them as current revenues over the expected life of the patents related to the applicable licenses.

Cash and cash equivalents totaled $52,082 as of September 30, 2008, compared with $13,760 as of September 30, 2007.  Total shareholder deficit was $4,820,729 as of September 30, 2008, compared with total shareholders' deficit of $2,844,409 at September 30, 2007, a 69% increase in deficit.  As of

BioTime, Inc.

September 30, 2008, the Company had lines of credit for $2,578,600, from which $2,538,991 had been drawn at that date.

In addition to using cash from operating revenues and its line of credit to pay operating expense, BioTime used $500,000 to enable its stem cell subsidiary Embryome Sciences, Inc. to advance its research and product development program by acquiring licenses to use important stem cell technology.  This newly licensed technology includes “ACTCellerate” technology for methods to accelerate the isolation of novel cell strains from pluripotent stem cells, rights to use approximately 140 distinct clones that contain many previously uncharacterized cell types, and induced pluripotent stem cell (iPS) technology that permits cells of the human body, such as skin cells, to be transformed into an embryonic state in which the cells will be pluripotent, without the use of human embryos or egg cells.  “Pluripotent” cells have the potential to become any kind of cell found in the human body.
Embryome Sciences will pay the licensor royalties on any products sold using the licensed technology.

During November 2008, Embryome Sciences obtained $300,000 of new credit in the form of loans from private lenders.

In November 2008, BioTime’s Revolving Line of Credit Agreement was amended to increase the total amount of permissible borrowings from $2,500,000 to $3,500,000 to the extent BioTime is able to obtain additional lending commitments.  The maturity date for the amended line of credit has been extended from November 15, 2008 to April 15, 2009. As of November 17, 2008, certain lenders elected to convert $1,050,000 of principal and $62,013 of accrued interest on their loans to 1,112,013 BioTime common shares.  Loans in the aggregate principal amount of $1,450,000 remain outstanding under the Credit Agreement and will mature on April 15, 2009.

The lenders have been given the right to exchange their line of credit promissory notes that mature on April 15, 2009, for our common shares at prices ranging from $1.25 to $1.50 per share, and/or for common stock of our subsidiary, Embryome Sciences, at prices ranging from $2.25 to $2.50 per share.

BioTime intends to seek additional loan commitments up to the $3,500,000 maximum allowable amount under the revolving line of credit and additional equity capital needed to finance the further development of its products because its royalty revenues are not sufficient to fund anticipated operating expenses.  There is no assurance that BioTime will be successful in obtaining additional commitments from lenders.

About BioTime, Inc.

BioTime, headquartered in Alameda, California, develops blood plasma volume expanders, blood replacement solutions for hypothermic (low temperature) surgery, organ preservation solutions, and technology for use in surgery, emergency trauma treatment and other applications. BioTime’s lead product Hextend is manufactured and distributed in the U.S. by Hospira, Inc. and in South Korea by CJ CheilJedang Corp. under exclusive licensing agreements. BioTime has recently entered the field of regenerative medicine through its wholly owned subsidiary Embryome Sciences, Inc., through which it plans to develop new medical and research products using embryonic stem cell technology. Additional information about BioTime can be found on the web at www.biotimeinc.com. Hextend®, PentaLyte®, HetaCool®, EmbryomicsTM, ESpyTM, and EScalateTM are trademarks of BioTime, Inc.

BioTime, Inc.

Forward Looking Statements

Statements pertaining to future financial and/or operating results, future growth in research, technology, clinical development and potential opportunities for the company and its subsidiary, along with other statements about the future expectations, beliefs, goals, plans, or prospects expressed by management constitute forward-looking statements. Any statements that are not historical fact (including, but not limited to statements that contain words such as “will,” “believes,” “plans,” “anticipates,” “expects,” “estimates,”) should also be considered to be forward-looking statements. Forward-looking statements involve risks and uncertainties, including, without limitation, risks inherent in the development and/or commercialization of potential products, uncertainty in the results of clinical trials or regulatory approvals, need and ability to obtain future capital, and maintenance of intellectual property rights. Actual results may differ materially from the results anticipated in these forward-looking statements and as such should be evaluated together with the many uncertainties that affect the company's business, particularly those mentioned in the cautionary statements found in BioTime's Securities and Exchange Commission filings.  BioTime disclaims any intent or obligation to update these forward-looking statements.

Contact:
BioTime, Inc.

Judith Segall
jsegall@biotimemail.com
510-521-3390, ext 301

To receive ongoing BioTime corporate communications, please click on the following link to join our email alert list: http://www.b2i.us/irpass.asp?BzID=1152&to=ea&s=0

-Financial Tables Follow-

BioTime, Inc.

BIOTIME, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
ASSETS	September 30, 2008 (unaudited)	December 31, 2007
CURRENT ASSETS:
Cash and cash equivalents	$ 52,082	$ 9,501
Accounts receivable	4,846	3,502
Prepaid expenses and other current assets	37,114	128,643
Total current assets	94,042	141,646

Equipment, net of accumulated depreciation of $594,506 and $585,765, respectively	110,817	12,480
Advance license fee and others	820,976	20,976
TOTAL ASSETS	$ 1,025,835	$ 175,102

LIABILITIES AND SHAREHOLDERS' DEFICIT
CURRENT LIABILITIES:
Accounts payable and accrued liabilities	$ 958,537	$ 480,374
Lines of credit payable	2,645,577	716,537
Capital lease liability	45,121	-
Other current liabilities	315,291	261,091
Total current liabilities	3,964,526	1,458,002

LONG-TERM LIABILITIES:
Stock appreciation rights compensation liability	244,774	13,151
Deferred license revenue, net of current portion	1,576,574	1,740,702
Capital lease liability, net of current portion	52,641	-
Other liabilities	8,049	9,636
Total long-term liabilities	1,882,038	1,763,489

COMMITMENTS AND CONTINGENCIES
SHAREHOLDERS' DEFICIT:
Common shares, no par value, authorized 50,000,000 shares; issued and outstanding 23,794,374 and 23,034,374 shares at September 30, 2008 and December 31, 2007, respectively	41,145,731	40,704,136
Contributed capital	93,972	93,972
Accumulated deficit	(46,060,432)	(43,844,497)
Total shareholders' deficit	(4,820,729)	(3,046,389)
TOTAL LIABILITIES AND SHAREHOLDERS' DEFICIT	$ 1,025,835	$ 175,102

BioTime, Inc.

BIOTIME, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)

	Three Months Ended		Nine Months Ended
	September 30, 2008	September 30, 2007	September 30, 2008	September 30, 2007
REVENUES:
License fees	$ 70,850	$ 48,066	$ 204,728	$ 141,565
Royalties from product sales	341,391	183,093	991,444	546,033
Other revenue	14,690	—	22,340	—
Total revenues	426,931	231,159	1,218,512	687,598

EXPENSES:
Research and development	(548,478)	(170,382)	(1,312,607)	(724,699)
General and administrative	(792,306)	(216,443)	(1,760,514)	(927,877)
Total expenses	(1,340,784)	(386,825)	(3,073,121)	(1,652,576)

Loss from operations	(913,853)	(155,666)	(1,854,609)	(964,978)
Interest expenses and other income	(163,341)	(57,825)	(361,326)	(146,452)
Net Loss	$ (1,077,194)	$ (213,491)	$ (2,215,935)	$ (1,111,430)
Loss per common share – basic and diluted	$(0.05)	$(0.01)	$(0.09)	$(0.05)

Weighted average number of common shares outstanding – basic and diluted	23,738,939	22,834,374	23,492,987	22,803,971